UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2016

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 26, 2016. At the meeting, our shareholders voted on each of the following four matters:

●	election of six directors, each for a one-year term;

●	approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016;

●	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016; and

●	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for each of these four matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
David M. Cassard	8,860,965	119,137	0	4,045,476
Edward J. Clark	8,848,385	131,717	0	4,045,476
Jeff A. Gardner	8,862,463	117,639	0	4,045,476
Edward B. Grant	8,859,310	120,792	0	4,045,476
Michael H. Price	8,873,551	106,551	0	4,045,476
Thomas R. Sullivan	8,633,680	346,421	0	4,045,476

The votes cast on the approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,565,596	393,316	21,189	4,045,476

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,945,751	69,890	9,936	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
8,675,671	273,315	31,115	4,045,476

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 26, 2016